 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2022

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25B Vreeland Road, Suite 300, Florham Park, NJ 07932
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Venture Loan and Security Agreement

On August 24, 2022, PDS Biotechnology Corporation (the “Company”), as borrower (the “Borrower”), entered into that certain Venture Loan and Security Agreement (the “Loan and Security Agreement”) by and among Borrower, PDS Operating Corporation, as guarantor (“Guarantor”, including the Borrower and any subsidiary of the Borrower party thereto from time to time, collectively, the “Loan Parties” and each individually a “Loan Party”) , the persons party thereto from time to time as lenders (collectively, the “Lenders”), and Horizon Technology Finance Corporation, as a lender and collateral agent for itself  and the other Lenders (in such capacity, the “Collateral Agent”).

Term loan Amounts. The Loan and Security Agreement provides for the following six (6) separate and independent term loans: (a) a term loan in the amount of $7,500,000 (“Loan A”), (b) a term loan in the amount of $10,000,000 (“Loan B”), (c) a term loan in the amount of $3,750,000 (“Loan C”), (d) a term loan in the amount of $3,750,000 (“Loan D”), (e) a term loan in the amount of $5,000,000 (“Loan E”), and (f) a term loan in the amount of $5,000,000 (“Loan F”) (with each of Loan A, Loan B, Loan C, Loan D, Loan E, and Loan F, individually a “Loan” and, collectively, the “Loans”).  Loan A, Loan B, Loan C, and Loan D are committed Loans and shall be made available to Borrower upon entering into the Loan and Security Agreement.  Loan E and Loan F are uncommitted Loans that may be advanced by the Lenders upon their discretion prior to July 31, 2023 upon the satisfaction by Borrower and Guarantor of certain agreed upon conditions precedents. Borrower may only use the proceeds of the Loans for working capital or general corporate purposes.

Maturity. Each Loan matures on the forty-eight (48)-month anniversary following the applicable Funding Date (defined as any date on which a Loan is made to or on account of the Borrower under the Loan and Security Agreement) (the “Maturity Date”) unless accelerated pursuant to agreed upon events of default. All amounts outstanding under each Loan will be due and payable upon the earlier of the Maturity Date or the acceleration of the loans and commitments upon an event of default.

Interest Rate. The principal balance of each Loan bears a floating interest. The interest rate is calculated initially and, thereafter, each calendar month as the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal as contemplated by the Loan and Security Agreement, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 5.75%; provided that, in the event such rate of interest is less than 4.00%, such rate shall be deemed to be 4.00% for purposes of calculating the interest rate. Interest is payable on a monthly basis based on each Loan principal amount outstanding the preceding month.

Amortization. Each Loan shall commence amortization upon the date set forth on the promissory note executed in connection with the respective Loan, upon which the Borrower is required to commence making equal payments of principal plus accrued interest on the outstanding principal amount of the respect Loan (the “Loan Amortization Date”), and continuing thereafter on the first business day of each calendar month through the Maturity Date.

Prepayment Premium. The Borrower may, at its option upon at least ten (10) business days’ written notice to the Lenders, prepay all (and not less than all) of the outstanding Loan by simultaneously paying to each Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the Loan Amortization Date applicable to such Loan, three  percent (3%) of the then outstanding principal balance of such Loan, (B) if such Loan is prepaid after the Loan Amortization Date applicable to such Loan, but on or before the date that is twelve (12) months after such Loan Amortization Date, two percent (2%) of the then outstanding principal balance of such Loan, or (C) if such Loan is prepaid more than twelve (12) months after the Loan Amortization Date but prior to the stated Maturity Date applicable to such Loan, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.  No prepayment premium will be applied to any outstanding balance of any Loan paid on the stated Maturity Date.

Security. The Borrower’s obligations are secured by a security interest in all of the Loan Parties’ respective rights, title, interests, claims and demands in, to and under all of the Loan Parties respective  properties and other assets, subject to limited exceptions and excluding the Loan Parties’ intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by the Loan Parties limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, and bankruptcy by and/or of the Company.

Warrants

In connection with the entry into the Loan and Security Agreement, the Company has issued to Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP warrants (each, individually, a “Warrant” and, collectively, the “Warrants”) to purchase an aggregate number of shares of the Company’s Common Stock (as defined below) for each Loan as follows: (a) for Loan A an amount that is equal to $300,000 divided by the warrant price for such Warrant, (b) for Loan B an amount that is equal to $400,000 divided by the warrant price for such Warrant, (c) for Loan C an amount that is equal to $150,000 divided by the warrant price for such Warrant, (d) for Loan D an amount that is equal to $150,000 divided by the warrant price for such Warrant, (e) for Loan E an amount that is equal to $200,000 divided by the warrant price for such Warrant, and (f) for Loan F an amount that is equal to $200,000 divided by the warrant price for such Warrant.

The Warrants, which are exercisable for an aggregate of 381,625 shares, will be exercisable for a period beginning on the Date of Grant and ending on the earlier of (A) ten (10) years from the Date of Grant, and (B) the closing of (A) (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of, in each case, for cash or for marketable securities meeting all of the following requirements: (1) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act of 1933, as amended, and the Exchange Act, (2) the class and series of shares or other security of the issuer that would be received by the holder of a Warrant in connection with a merger were such holder to exercise or convert such Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, (3) the issuer thereof has a market cap of at least $750,000,000 and (4) such holder would not be restricted by contract or by applicable federal and state securities laws from publicly re-selling, within six (6) months and one day following the closing of such acquisition, all of the issuer’s shares and/or other securities that would be received by such holder in such merger were such holder to exercise or convert a Warrant in full on or prior to the closing of such merger. Each Warrant will be exercisable at a per-share exercise price of $3.6685, which is equal to the 10 day average closing price prior to June 16, 2022, the date on which the term sheet relating to the Loan and Security Agreement was entered into, subject to certain adjustments as specified in the Warrants.

The foregoing descriptions of the Loan and Security Agreement and the Warrants are qualified in their entirety by reference to the Loan and Security Agreement and the form of Warrant each of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2022.

Sales Agreement

On August 24, 2022, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. and BTIG, LLC (each an “Agent” and collectively the “Agents”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.00033 per share (the “Common Stock”), having an aggregate offering price of up to $50.0 million (the “Placement Shares”) through or to the Agents, as sales agents or principals. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-267041), which was filed with the Securities and Exchange Commission on August 24, 2022.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. The Agents will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agents a commission equal to three percent (3%) of the gross sales proceeds of any Placement Shares sold through the Agents under the Sales Agreement, and also has provided the Agents with customary indemnification and contribution rights.

The Company is not obligated to make any sales of the Common Stock under the Sales Agreement. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

DLA Piper LLP (US), counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03	Creation of a Direct Financial Obligation or and Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On August 24, 2022, the Company issued a press release regarding the Loan and Security Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US), dated August 24, 2022.

10.1
At Market Issuance Sales Agreement dated August 24, 2022 by and between PDS Biotechnology Corporation, B. Riley Securities, Inc., and BTIG, LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 filed by the Company on August 24, 2022, Reg. No. 333-267041).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1 above).

99.1	Press Release dated August 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 24, 2022	PDS BIOTECHNOLOGY CORPORATION

	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer